Exhibit 1
JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of this Statement on Schedule 13D including any amendments thereto. This Joint Filing Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Dated:  January 14, 2016

/s/ Ronald O. Perelman
Name: Ronald O. Perelman

MACANDREWS & FORBES INCORPORATED

By:	/s/ Barry F. Schwartz
Name: Barry F. Schwartz
Title: Executive Vice Chairman

MACANDREWS & FORBES LLC

By:	/s/ Barry F. Schwartz
Name: Barry F. Schwartz
Title: Executive Vice Chairman

REV HOLDINGS LLC

By:	/s/ Barry F. Schwartz
Name: Barry F. Schwartz
Title: Executive Vice Chairman

MAFCO FOUR LLC

By:	/s/ Paul G. Savas
Name: Paul G. Savas
Title: Executive Vice President

MACANDREWS & FORBES GROUP, LLC

By:	/s/ Barry F. Schwartz
Name: Barry F. Schwartz
Title: Executive Vice Chairman

RCH HOLDINGS ONE INC.

By:	/s/ Barry F. Schwartz
Name: Barry F. Schwartz
Title: Executive Vice Chairman

NDX HOLDINGS ONE LLC

By:	/s/ Barry F. Schwartz
Name: Barry F. Schwartz
Title: Executive Vice Chairman

SGMS ACQUISITION TWO CORPORATION

By:	/s/ Barry F. Schwartz
Name: Barry F. Schwartz
Title: Executive Vice Chairman

RLX HOLDINGS ONE LLC

By:	/s/ Barry F. Schwartz
Name: Barry F. Schwartz
Title: Executive Vice Chairman

RLX HOLDINGS TWO LLC

By:	/s/ Barry F. Schwartz
Name: Barry F. Schwartz
Title: Executive Vice Chairman

RLX HOLDINGS THREE LLC

By:	/s/ Barry F. Schwartz
Name: Barry F. Schwartz
Title: Executive Vice Chairman

RLX HOLDINGS FOUR LLC

By:	/s/ Barry F. Schwartz
Name: Barry F. Schwartz
Title: Executive Vice Chairman

DBX HOLDINGS ONE LLC

By:	/s/ Barry F. Schwartz
Name: Barry F. Schwartz
Title: Executive Vice Chairman

/s/ Raymond G. Perelman
Raymond G. Perelman